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                                                                   EXHIBIT 10.19

                                HOLLY CORPORATION

                         SUPPLEMENTAL PAYMENT AGREEMENT
                          FOR 2001 SERVICE AS DIRECTOR

         This Supplemental Payment Agreement is entered into effective as of March 9, 2001 between ______________ (the "Director") and Holly Corporation, a Delaware corporation with its principal offices at 100 Crescent Court, Suite 1600, Dallas, Texas 75201 (the "Company").

         1. REASON FOR SUPPLEMENTAL PAYMENTS. As part of the compensation to the Director for his services as a member of the Board of Directors of the Company (the "Board") in the year ending with the Company's Annual Meeting of Stockholders following the close of the Company's 2001 fiscal year, the Company hereby agrees to pay deferred incentive compensation in the form of the payments as provided in this Agreement.

         2. PHANTOM SHARES. Amounts payable under this Agreement ("Supplemental Payments") shall be computed as if the Director had certain rights with respect to 420.17 shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"). For convenience, these shares are referred to herein as "Phantom Shares." It is understood that the Phantom Shares are merely bookkeeping entries used to compute Supplemental Payments to be paid to the Director hereunder and do not constitute actual shares of Common Stock for any purpose.

         3. ADJUSTMENTS IN NUMBER OF PHANTOM SHARES. In the event that there is after March 9, 2001 any change in the Common Stock through merger, consolidation, reorganization or recapitalization or in the event of any stock split or dividend to holders of such stock payable in stock of the same class or the issuance to such holders of rights to subscribe to stock of the same class, or in the event of any change in the capital structure of the Company, the number of Phantom Shares allocated to the Director immediately prior thereto shall be adjusted so that the Director shall have allocated to him a number of Phantom Shares that bears the same relation to the number of shares of Common Stock (or shares into which shares of Common Stock are converted, as the case may be) outstanding immediately after the happening of any such event as immediately before the happening of such event.

         4. INTERIM PAYMENTS WITH RESPECT TO PHANTOM SHARE. So long as a final payment pursuant to paragraph 5 ("Final Payment") has not been made with respect to a Phantom Share, the Company shall pay to the Director from time to time with respect to the Phantom Share an interim payment ("Interim Payment") equal to the amount of the dividend in cash or property (but not shares of Common Stock) paid per share to holders of shares of Common Stock. Each such Interim Payment shall be paid at the same time as the payment of the dividend to which the Interim Payment relates.

         5. FINAL PAYMENT WITH RESPECT TO PHANTOM SHARES. The Company shall make a Final Payment with respect to the Phantom Shares in the amount determined under paragraph 6 and at the time determined under paragraph 7. Upon the payment of the Final Payment calculated as provided in paragraph 6 with respect to a Phantom Share, the Phantom Share shall be treated as terminated for all purposes and the Director and his successors in interest shall have no further rights of any kind with respect to the Phantom Share.

         6. AMOUNT OF FINAL PAYMENT. The amount of the Final Payment with respect to a Phantom Share shall equal the Applicable Value (as defined below) of a share of Common Stock with respect to a date (the "Valuation Date") which shall be either (a) the date that the Director ceases to serve as a member of the Board for any reason other than resignation or (b) the date of the Company's Annual Meeting of Stockholders that first occurs after the Director resigns as a Director of the Company. The "Applicable Value" shall be the average, over the 20 trading days ending 5 trading days before the Valuation Date, of the daily trading prices for shares of Common Stock as reported on the composite tape for securities listed on the stock exchange on which the Common Stock is listed or over the counter. However, if no sales of Common Stock were reported on said composite tape for more than 3 days during the 20-trading-day period referred to above, the Applicable Value shall be calculated using the average of the reported trading prices on said composite tape for the most recent 7 trading days before the Valuation Date on which trading in shares of Common Stock occurred. In case there is more than one trading price on a day, the mean of the high and low trading prices for the day shall be used as the daily trading price for calculations under this paragraph.

         7. TIME FOR FINAL PAYMENT. The Final Payment with respect to all Phantom Shares of the Director shall be made by check, in the amount per Phantom Share determined under paragraph 6, within 40 days after the Valuation Date.


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         8. AUTHORITY OF BOARD TO ADMINISTER AND INTERPRET AGREEMENT. The Board
(or a committee designated by the Board) shall have complete authority to construe, interpret and administer this Agreement. The determination, interpretation and construction made by the Board or the committee designated by the Board with respect to any aspect of this Agreement shall be final and conclusive.

         9. RIGHT OF COMPANY TO MAKE FINAL PAYMENTS TO TERMINATE PHANTOM SHARES IN CERTAIN CIRCUMSTANCES. Notwithstanding any other provision of this Agreement, the Company shall have the right to terminate the Phantom Shares held by the Director by making a Final Payment with respect to the remaining Phantom Shares if (i) at any time the Board determines, in its reasonable judgment, that a termination of the Phantom Shares is necessary or desirable in order for the Company to comply appropriately with applicable government regulations or in order to facilitate a transaction (other than simply the termination of the Phantom Shares) that the Board determines to be in the best interest of the Company or (ii) the Common Stock permanently ceases to be traded on a national exchange or over the counter. The amount paid per Phantom Share pursuant to this paragraph 9 shall be computed as provided in paragraph 6 using as the Valuation Date the date of the Board determination (in the case of the circumstance listed in (i) of the preceding sentence) or the date that trading in the Common Stock permanently ceases (in the case of the circumstance listed in (ii) of the preceding sentence). Any payment pursuant to this paragraph 9 shall be made within 40 days after the Valuation Date determined in accord with the preceding sentence.

         10. BENEFIT OF THE AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Director and the Director's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees and the Company and its successors in interest.

         11. RIGHTS NOT TRANSFERABLE. The interest of the Director or his beneficiary under this Agreement is not subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, assigned, alienated or encumbered.

         12. BENEFICIARIES; PAYMENTS TO INCOMPETENTS. If the Director dies before receiving all amounts due hereunder, the unpaid amount shall be paid to the beneficiary designated by the Director. No beneficiary designation shall be valid unless it is in writing, signed by the Director, dated and filed with the Company prior to death. Any beneficiary designation may be revoked and a new designation may be made, as long as the new designation is in writing, signed by the Director, dated and filed with the Company prior to death. If no beneficiary has been designated under this Agreement, or there is no surviving designated beneficiary or contingent beneficiary, any unpaid amounts will be paid to the Director's estate as soon as administratively possible. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Board (or a committee designated by the Board), is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner that the Board or the committee designated by the Board may select.

         13. ENTIRE AGREEMENT. This Agreement constitutes and expresses the whole agreement of the parties in reference to deferred compensation payments to the Director for services as a member of the Board for the period ending with the Company's Annual Meeting of Stockholders following the close of the Company's 2001 fiscal year.

         14. AMENDMENTS. This Agreement may not be amended, modified, or supplemented except by a writing signed by both of the parties hereto which expressly refers to this paragraph 14.

         15. EFFECT OF INVALID TERM. If any term, provision, covenant, or remedy of this Agreement or the application thereof to any person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law and to accomplish its intent to the fullest extent permitted by law. In any such case, the remaining provisions of this Agreement, other than those which have been held invalid or unenforceable, shall remain in full force and effect.

         16. AGREEMENT DOES NOT CREATE PROPERTY RIGHTS. Amounts payable under this Agreement shall be unfunded. Any liability of the Company to the Director with respect to this Agreement shall be based solely upon the contractual obligations created by this Agreement and no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Although accounts may be established with respect to the rights of the Director under this Agreement, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, shares of Common Stock or rights thereto, nor shall this Agreement be construed as providing for such segregation, nor shall the Company be deemed to be a trustee of any cash, shares of Common Stock or property under this Agreement. The Company shall not be required at any time to provide any reports (other than as required for purposes of income tax or securities law reporting purposes) or to give any security or bond for the performance of any obligation that may be created by this Agreement. Nothing contained


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in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and the Director or any other person. Neither the Director nor any successor in interest shall acquire any interest in any assets of the Company or in any investment reserves, accounts, or funds that the Company may purchase, establish or accumulate for the purpose of paying benefits hereunder.

         17. NO RIGHTS TO CONTINUE TO SERVE AS DIRECTOR OR TO BE STOCKHOLDER. The Director recognizes that this Agreement constitutes only an unsecured promise by the Company to make future cash payments in certain circumstances and that the Agreement confers no right for the Director to continue to serve as a member of the Board or in any other capacity for the Company and confers no rights as a stockholder in the Company.

         18. TAX MATTERS. The Company shall withhold any amounts from payments made to the Director under this Agreement and deduct such amounts from income as the Company determines to be necessary or desirable to ensure compliance with applicable federal, state and local tax laws and to ensure that the Company may properly deduct under applicable federal, state and local tax laws all amounts paid pursuant to this Agreement.

         19. RELATIONSHIP OF AGREEMENT TO OTHER PLANS. No amount payable hereunder shall be deemed compensation to the Director for the purpose of computing benefits to which the Director may be entitled under any other compensation agreement or arrangement or any benefit plan or arrangement of the Company.

         20. COOPERATION IN COMPLIANCE WITH LEGAL REQUIREMENTS. The Company and the Director each agree to file such reports with applicable governmental authorities and to supply such information to the other party as may be reasonably necessary to comply with or obtain the benefit of government regulations that may apply to or with respect to the rights of and payments to the Director under this Agreement.

         21. EFFECT OF HEADINGS. The paragraph headings of this Agreement are not part of this Agreement and shall have no effect upon its construction or interpretation.

         22. TEXAS LAW APPLICABLE. THIS AGREEMENT SHALL BE DEEMED TO BE MADE UNDER AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         IN WITNESS WHEREOF, the parties have signed and sealed this Agreement as of the 9th day of March 2001.

                                       HOLLY CORPORATION



                                       By
                                         --------------------------------
                                         Matthew P. Clifton
                                         President


                                         [Name]
                                         Director